Exhibit 10.1

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

MCEWEN MINING INC. (as Borrower)

and

THE LENDERS FROM TIME TO TIME PARTY TO THIS AGREEMENT (as Lenders)

and

EVANACHAN LIMITED (as Administrative Agent)

dated as of

JANUARY 31, 2025

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to the Third Amended and Restated Credit Agreement is dated as of January 31, 2025

BETWEEN:

MCEWEN MINING INC.

as Borrower

- and -

THE LENDERS FROM TIME TO TIME PARTY TO THIS AGREEMENT

as Lenders

- and -

EVANACHAN LIMITED

as Administrative Agent

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to the third amended and restated credit agreement dated as of May 19, 2023 (the “Third Amended and Restated Credit Agreement”), pursuant to which the Lenders provided certain credit facilities in favour of the Borrower on the terms and conditions set forth in the Third Amended and Restated Credit Agreement;

AND WHEREAS, the parties wish to amend certain terms and conditions of the Third Amended and Restated Credit Agreement, without novation, as more particularly set out in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I – AMENDMENTS

Section 1.01          Definition – Credit Facility Maturity Date.

The definition of “Credit Facility Maturity Date” in Section 1.01 of the Third Amended and Restated Credit Agreement is hereby amended by replacing “2026” with “2028”.

Section 1.02          Definition – Permitted Debt.

The definition of “Permitted Debt” in Section 1.01 of the Third Amended and Restated Credit Agreement is hereby amended by deleting subsections (m) and (n) thereof and replacing the same with the following:

“(m) Guarantee Obligations incurred in the ordinary course of business by any Group Entity of obligations of any other Group Entity that are permitted under this Agreement;

(n) up to $110 million principal amount of unsecured convertible senior notes due 2030, substantially on the terms set out in the purchase agreement to be entered into on or around  February 7, 2025 between Cantor Fitzgerald & Co. as representative of the several purchasers listed in schedule 1 of that agreement and the Borrower; and

(o) any other Debt of the Loan Parties permitted in writing by the Agent, acting on instructions of the Required Lenders.”

Section 1.03          Mandatory Repayment.

The reference to “January 31, 2025” in the first line of Section 3.01 of the Third Amended and Restated Credit Agreement is hereby deleted and replaced with “January 31, 2027”.

Section 1.04          Changes in Capital Structure.

The following language is inserted in Section 11.04 of the Third Amended and Restated Credit Agreement after the word “Party” in the first line of that section:

“(other than pursuant to subsection (n) of the definition of “Permitted Debt”)”.

ARTICLE II - CONSIDERATION

Section 2.01          Additional Payment.

As consideration for the amendments to the Third Amended and Restated Credit Agreement provided for in this Agreement, the Borrower shall issue to the Lender or as the Lender may direct, that number of common shares calculated on the basis of the 30 (thirty) day value weighted trading average of the common stock of the Borrower on the New York Stock Exchange that is equal to 2% (two per cent) of the principal amount of the Loan outstanding on March 31, 2025.  Such payment shall be made within 5 (five) Business Days of March 31, 2025.  The Lender acknowledges and agrees that such common stock shall bear customary restrictions on transfer in Canada and the United States and that no other or further consideration shall be paid in respect of this Agreement.

ARTICLE III - GENERAL

Section 3.01          Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service or e-mail address, as the case may be specified beside each party’s signature on the signature page hereto.   Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Unless the Lender specifies otherwise: (i) notices and other communications sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); provided that, if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next Business Day; and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 3.02          Capitalized Terms.

All capitalized terms not otherwise defined in this Agreement shall have their respective means accorded them in the Third Amended and Restated Credit Agreement.

Section 3.03          No Other Amendments.

Other than as set out herein, all other terms of the Third Amended and Restated Credit Agreement continue in full force, unamended as of the date hereof.

Section 3.04          Counterparts; Effectiveness.

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 3.05          Severability.

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision thereof or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 3.06          Governing Law; Jurisdiction.

This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to any choice or conflict of laws principles.  The parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Section 3.07          Time of the Essence.

Time is of the essence of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER:	MCEWEN MINING INC., as Borrower

McEwen Mining Inc. 150 King St. W #2800 Toronto, ON M5H 1J9 Attention: Carmen Diges, General Counsel Facsimile: (647) 258-0408 E-mail: notices@mcewenmining.com	By: /s/ Perry Y. Ing Name: Perry Y. Ing Title: Chief Financial Officer

Acknowledged and accepted by the Guarantors set out below:

GUARANTORS:	10393444 CANADA INC., as Guarantor
150 King St. W #2800 Toronto, ON M5H 1J9 Attention: Carmen Diges, General Counsel Facsimile: (647) 258-0408 E-mail: notices@mcewenmining.com	By: /s/ Perry Y. Ing Name: Perry Y. Ing Title: Chief Financial Officer

MCEWEN MINING NEVADA INC., as Guarantor

By: /s/Perry Y. Ing Name: Perry Y. Ing Title: Chief Financial Officer

GOLDEN PICK LLC, by its Manager, ROBERT MCEWEN, as Guarantor

By: /s/ Robert McEwen Name: Robert McEwen Title: Manager

WKGUS LLC, by its Manager, ROBERT MCEWEN, as Guarantor

By: /s/ Robert McEwen Name: Robert McEwen Title: Manager

GOLD BAR ENTERPRISES LLC, by its Manager, ROBERT MCEWEN as Guarantor

By: /s/ Robert McEwen Name: Robert McEwen Title: Manager

AGENT:	EVANACHAN LIMITED, as Agent

Evanachan Limited c/o Mr. Robert McEwen 150 King St. W #2800 Toronto, ON M5H 1J9 Attention: Robert McEwen Facsimile: (647) 258-0408 E-mail: rob@mcewenmining.com	By: /s/ Robert McEwen Name: Robert McEwen Title: President

LENDERS:

Evanachan Limited c/o Mr. Robert McEwen 150 King St. W #2800 Toronto, ON M5H 1J9 Attention: Robert McEwen Facsimile: (647) 258-0408 E-mail: rob@mcewenmining.com	EVANACHAN LIMITED, as a Lender By: /s/ Robert McEwen Name: Robert McEwen Title: President